Exhibit 99.1

Contact:

Media Relations:                                                                                                                       Press Release

Teruca Rullán

917-679-3596

787-281-5170

Natacha Vale

(787) 553-6681

Investor Relations

Brett Scheiner

212-417-6721

Popular, Inc. Releases its 2015 Dodd-Frank Act Stress Test Results

San Juan, Puerto Rico – June 15, 2015 – Popular, Inc. (NASDAQ: BPOP) announced today that it has released the results of its 2015 “company-run” stress test required by the Dodd-Frank Wall Street Reform and Consumer Protection Act for Popular, Inc. and its principal banking subsidiary, Banco Popular de Puerto Rico.

The information is available at www.popular.com under Investor Relations, Presentations and Webcasts.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, and Florida.

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